UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

ID Global Solutions Corporation

(Former name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Long Beach Blvd., Long Beach, New York 11561

(Address of principal executive offices) (zip code)

407-951-8640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
Item 5.03	Amendments to Articles of Incorporation or Bylaws

Change to the Board of Directors and Executive Management

On January 31, 2017, Philip D. Beck was appointed as Chairman of the Board of Directors of Ipsidy Inc. (f/k/a ID Global Solutions Corporation) (the “Company”). Douglas Solomon resigned as Chairman of the Board of Directors of the Company but will continue as a director of the Company. In addition, Mr. Beck was appointed as Chief Executive Officer and President. Thomas Szoke resigned as Chief Executive Officer to be appointed as the Chief Technology Officer and Douglas Solomon resigned as Chief Operating Officer to be appointed as Executive Director, Government Relations and Enterprise Security.

There is no understanding or arrangement between Mr. Beck and any other person pursuant to which Mr. Beck was selected as a director of the Company.  Mr. Beck does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Except as set forth below, Mr. Beck has not had any direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000. On August 10, 2016, the Company entered into an amended agreement (the "Amendment") with Parity Labs, LLC (“Parity”), a private consulting firm which is principally owned by Mr. Beck, to amend the compensation section of the Advisory Agreement previously entered into between the Company and Parity on November 16, 2015 for the provision of strategic advisory services. Pursuant to the Amendment, the Company issued Parity an option (the "Parity Option") to acquire 20 million shares of common stock of the Company, exercisable at $0.05 per share for a period of ten years. The Parity Option vested as to 10 million shares of common stock immediately and then initially in 12 equal tranches of 833,333 shares per month commencing on September 1, 2016, which such vesting was accelerated with respect to all remaining shares of common stock that were unvested under the Parity Option as a result of Mr. Beck’s appointment as a director of the Company. At the time of grant, the expense to be recorded over the vesting periods for the Parity Option was $5,365,729. For the year ended December 31, 2016, the Company paid Parity $147,078 in consulting fees and paid Bridgeworks (as defined below) $26,840 for use of the facilities located in Long Beach, New York.

Philip D. Beck, prior to joining our company, served as the Chairman of the Board of Directors, Chief Executive Officer and President from 1999 until 2014 and Chairman from 2014-2015 of Planet Payment, Inc., a leading international payment processing company doing business in more than 24 countries. (Nasdaq: PLPM).  Mr. Beck served as a director of Bluefin Payment Systems from 2013 to 2014. Since 2014, Mr. Beck has served as the managing member  of Parity and since 2015 as the Chairman, a Member and Cofounder  of Bridgeworks LLC, a company providing office facilities to emerging companies  principally owned by Mr. Beck and his family (“Bridgeworks”). Since 2015, Mr Beck has also been a member in a real estate holding company principally owned by Mr Beck and his family. Mr. Beck previously practiced for almost 20 years as an international banking and corporate lawyer. Mr. Beck holds an L.L.B. from Queen Mary, the University of London, and is admitted to practice law in England and Wales, the British  Virgin Islands and the State of New York.

Executive Retention Agreements

On January 31, 2017, Mr. Beck and the Company entered into an Executive Retention Agreement pursuant to which Mr. Beck agreed to serve as Chief Executive Officer and President in consideration of an annual salary of $350,000 of which $50,000 shall be deferred until the Company raises in the aggregate $15 million in debt and/or equity capital. The Company has agreed to provide a bonus of 75% of the base salary upon the Company timely filing its annual report on Form 10-K for the year ended December 31, 2017 and the Company raising gross proceeds of $15 million in debt and/or equity capital (“Milestone 1”) and a bonus of 150% of the base salary upon the Company achieving (i) any merger or sale of the Company or its assets, (ii) the Company achieving adjusted EBITDA of $10 million in a fiscal year, (iii) the Company achieving a listing on a national exchange and then or subsequently raising gross proceeds in the amount of $10 million or achieving a valuation of $125 million or (iv) the Company achieving $20 million of revenue on a trailing 12 months basis (“Milestone 2”). The Company also granted Mr. Beck a Stock Option to acquire 15 million shares of common stock of the Company at an exercise price of $0.10 per share for a period of ten years. Further, upon the Company being legally entitled to so, the Company has agreed to enter a Restricted Stock Purchase Agreement with Mr. Beck pursuant to which Mr. Beck will purchase 15 million shares of common stock at a per share price of $0.0001, which shares of common stock vest upon achieving Milestone 2. The Stock Options vest with respect to (i) one-third of the shares of common stock upon January 31, 2017 and (ii) in 24 equal monthly tranches commencing on the grant date. The Company and Mr. Beck entered into an Indemnification Agreement on January 31, 2017.

On January 31, 2017, Mr. Szoke and the Company entered into an Executive Retention Agreement pursuant to which Mr. Szoke agreed to serve as Chief Technology Officer in consideration of an annual salary of $250,000. The Company has agreed to provide a bonus of up to 50% of the base salary in 2017 upon the Company achieving a gross margin to be mutually agreed upon by the Company and Mr. Szoke which shall be adjusted on pro-rata basis (“Milestone 3”) and a bonus of 75% of the base salary upon the Company achieving Milestone 2. The Company and Mr. Szoke entered into an Indemnification Agreement on January 31, 2017.

On January 31, 2017, Douglas Solomon and the Company entered into an Executive Retention Agreement pursuant to which Douglas Solomon agreed to serve as Executive Director, Government Relations and Enterprise Security in consideration of an annual salary of $225,000. The Company has agreed to provide a bonus of up to 50% of the base salary in 2017 upon the Company achieving Milestone 3 and a bonus of 75% of the base salary upon the Company achieving Milestone 2. The Company and Mr. Solomon entered into an Indemnification Agreement on January 31, 2017.

The employment of Messrs. Beck, Szoke and Solomon is at will and may be terminated at any time, with or without formal cause. Pursuant to the terms of executive retention agreements with Messrs. Beck, Stoller, and Solomon, we have agreed to provide specified severance and bonus amounts and to accelerate the vesting on their equity awards or restricted stock purchases upon each of their termination upon a change of control or an involuntary termination, as each term is defined in the agreements.

In the event of a termination upon a change of control, Messrs. Beck, Szoke and Solomon are entitled to receive an amount equal to 18 months of the executive officer's base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in our employ. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, we will also continue to provide our health related employee insurance coverage for twelve months, at our expense.

In the event of an involuntary termination, Messrs. Beck, Szoke and Solomon are entitled to receive an amount equal to 12 months of the executive officer's base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in our employ; provided, however, Milestone 1, Milestone 2 and Milestone 3 will not be paid in the event of an involuntary termination. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, we will also continue to provide our health related employee insurance coverage for twelve months, at our expense.

The Company also entered into an Indemnification Agreement with each of Mr. Herbert Selzer and Mr. Ricky Solomon on January 31, 2017.

Conversion Agreements

On January 31, 2017, the Company entered into Conversion Agreements with several accredited investors (the “Investors”) pursuant to which each Investors agreed to convert all amounts of debt accrued and payable to such person including interest under the terms of their respective financing or loan agreement as of January 31, 2017 into shares of Company common stock at $0.10 per share provided that certain Investors that had a conversion price less than $0.10 converted at such applicable conversion price. The Conversion Agreements resulted in the conversion of an aggregate of $5,534,000 into 83,102,005 shares of Company common stock. Certain Investors also agreed to waive any existing rights with respect to certain anti-dilution rights contained in their Stock Purchase Warrants. The Company agreed to reduce the exercise of all outstanding Stock Purchase Warrants acquired as part of a financing or loan that had an exercise price in excess of $0.10 per share to $0.10 per share.

Financing

On January 31, 2017, the Company entered into and closed a Securities Purchase Agreement with the Theodore Stern Revocable Trust (the "Stern Trust") pursuant to which the Stern Trust invested an aggregate of $3 million (the "Offering") into the Company in consideration of a Promissory Note (the “Stern Note”) and 4.5 million shares of common stock. The Stern Note is payable two years from the date of issuance and bears interest of 10% per annum, which compounds annually. The Stern Note may be prepaid in whole or in part by the Company at any time without penalty; provided, that any partial payment of principal must be accompanied by payment of accrued interest to the date of prepayment. The Stern Trust may convert interest payable under the Stern Note into shares of common stock of the Company at a conversion price of $0.20 per share. The Company is required to prepay all outstanding principal and accrued but unpaid interest on this Note upon the Company (including any of its subsidiaries) closing on financing that, individually or collectively, generates gross proceeds equal to or in excess of $15 million.

As of the date hereof, the Company is obligated on the Stern Note in the principal amount of $3 million in connection with the Offering. The Stern Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

Name Change

Effective February 1, 2017, the Company amended its certificate of incorporation to change its legal corporate name to “Ipsidy Inc.” from “ID Global Solutions Corporation.” The name change was effected pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”). Under the DGCL, the amendment to the Company’s certificate of incorporation to effect the name change did not require stockholder approval. The name change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation in connection with the name change.

The Company relocated its corporate offices to 780 Long Beach Blvd., Long Beach, New York 11561. The new facilities is owned by Bridgeworks LLC, a company providing office facilities to emerging companies  principally owned by Mr. Beck and his family

Miscellaneous

The above offers and sales of the securities were made to accredited investors and the Company relied upon the exemptions contained in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offers and sales were made to accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

The foregoing is only a brief description of the material terms of the above corporate actions and agreements, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation dated February 1, 2017

4.1	Securities Purchase Agreement entered between the Company and the Theodore Stern Revocable Trust dated January 31, 2017

4.2	Promissory Note in the principal amount of $3,000,000 payable to the Theodore Stern Revocable Trust

4.3	Stock Option Agreement entered between the Company and Philip D. Beck dated January 31 2017

10.1	Executive Retention Agreement entered between the Company and Philip D. Beck dated January 31 2017

10.2	Executive Retention Agreement entered between the Company and Thomas Szoke dated January 31 2017

10.3	Executive Retention Agreement entered between the Company and Douglas Solomon dated January 31, 2017

10.4	Form of Conversion Agreement dated January 31, 2017

10.5	Stand-Off Agreement dated January 31, 2017 entered between Philip Beck, Stuart Stoller, Thomas Szoke, Douglas Solomon, Herbert Selzer, Ricky Solomon and the Comany

10.6	Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPSIDY INC.

Date: February 6, 2017	By:	/s/Philip D. Beck
Name: Philip D. Beck
Title: Chief Executive Officer and President